UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2007

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 9, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended March 31, 2007.

ITEM 7.01     REGULATION FD DISCLOSURE

On May 9, 2007,  Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended March 31, 2007.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated May 9, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended March 31, 2007.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: May 9, 2007	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 9, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended March 31, 2007.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES A 7.8% INCREASE IN FIRST QUARTER 2007 TOTAL REVENUE

CAMARILLO, Calif.  May 9, 2007 - Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, magazine and book publisher targeting audiences interested in content related to faith, family and conservative values, today announced results for the three month period ended March 31, 2007.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “We achieved total revenue growth of 7.8% in the first quarter of 2007 with net broadcasting revenue growing 3.4% to $50.4 million and the Internet and publishing businesses growing revenue 73.9% to $5.7 million. Within the radio business, block programming revenue increased 8.8% and advertising revenue decreased 1.6%. This advertising decline is principally attributable to high sales staff vacancies, which we are working to fill, and the continued softness of the radio advertising market. The solid growth in non-broadcast media is a direct result of our strategic emphasis on developing new media businesses that exploit the promotional capability and content resources of our radio assets.”

First Quarter 2007 Results

For the quarter ended March 31, 2007 compared to the quarter ended March 31, 2006:
•	Total revenue increased 7.8% to $56.1 million from $52.0 million;
•	Operating income increased 11.2% to $11.9 million from $10.7 million;
•	Net income increased 9.2% to $3.0 million from $2.7 million;
•	Net income per diluted share increased 9.1% to $0.12 from $0.11;
•	EBITDA increased 11.4% to $15.8 million from $14.1 million;
•	Adjusted EBITDA increased 14.2% to $13.2 million from $11.6 million;

Broadcasting
•	Net broadcasting revenue increased 3.4% to $50.4 from $48.8 million;
•	Station operating income (“SOI”) increased 5.1% to $18.0 million from $17.1 million;
•	Same station net broadcasting revenue increased 3.6% to $49.4 million from $47.7 million;
•	Same station SOI increased 2.9% to $17.9 million from $17.4 million;
•	Same station SOI margin decreased to 36.3% from 36.5%;

Non-broadcast Media
•	Non-broadcast revenue increased 73.9% to $5.7 million from $3.3 million; and
•	Non-broadcast operating income increased to $0.4 million from a loss of $0.2 million.

Included in the results for the quarter ended March 31, 2007 are:
•	A $3.3 million gain ($1.8 million gain, net of tax, or $0.07 per diluted share) on the disposal of assets;
•	A $0.8 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting primarily of:
o	$0.5 million non-cash compensation included in corporate expenses; and
o	$0.2 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the quarter ended March 31, 2006 are:
•	A $3.5 million gain ($2.1 million gain, net of tax, or $0.09 per diluted share) on the disposal of assets;
•	A $0.3 million gain ($0.01 gain per diluted share) from discontinued operations, net of tax; and
•	A $1.3 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting primarily of:
o	$1.1 million non-cash compensation included in corporate expenses; and
o	$0.2 million non-cash compensation included in broadcasting operating expenses.

Per share numbers are calculated based on 23,853,068 diluted weighted average shares for the quarter ended March 31, 2007 and 24,696,334 diluted weighted average shares for the comparable 2006 period.

On February 7, 2007, we sold WKNR (850 AM) in Cleveland, Ohio. We discontinued operating this radio station under a local marketing agreement effective December 1, 2006. For the quarter ended March 31, 2007, this station did not generate any revenue or profit. For the comparable 2006 period, the station generated net broadcasting revenue of $0.6 million and lost $0.1 million.

SOI Margin Composition Analysis

The following table, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s first quarter SOI margin. The company believes this table is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended March 31,
(Net Broadcasting Revenue and SOI in millions)

	2006				2007
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	14	$14.4	$9.2	63.5%	20	$18.7	$11.5	61.4%
30% to 49%	33	18.6	7.7	41.4%	26	15.1	6.1	40.4%
0% to 29%	28	8.4	1.5	18.8%	26	8.4	1.6	18.0%
Less than 0%	25	3.4	(1.0)	(0.7%)	27	4.0	(0.9)	(21.9%)
Subtotal	100	44.8	17.4	38.8%	99	46.2	18.3	39.4%
Other	-	4.0	(0.3)	(7.0%)	-	4.2	(0.3)	(5.9%)
Total	100	$48.8	$17.1	35.0%	99	$50.4	$18.0	35.6%

Balance Sheet

As of March 31, 2007, the company had net debt of $348.5 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.61 versus a compliance covenant of 6.75 and its bond leverage ratio was 5.09 versus a compliance covenant of 7.0.

Stock Repurchases

During the quarter ended March 31, 2007, the company did not repurchase shares of its Class A common stock and had 23,850,020 shares of its Class A and Class B common stock outstanding.

Acquisitions and Divestitures

During the quarter ended March 31, 2007, Salem completed the following acquisition and divestiture transactions:

•	WKNR (850 AM) in Cleveland, Ohio was sold on February 7, 2007 for $7.0 million; and

•	ChristianMusicPlanet.com was acquired on February 8, 2007 for $0.3 million.

The following acquisition and divestiture transactions were pending as of March 31, 2007:

•	WVRY (105.1 FM) in Waverly, Tennessee to be sold for $0.9 million; and

•	KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (this station is operated by Salem under an LMA beginning February 1, 2007 with call letters KTRO).

Second Quarter 2007 Outlook

For the second quarter of 2007, Salem is projecting:

•	Total revenue to be between $58.8 million and $59.3 million compared to second quarter 2006 total revenue of $58.1 million;

•	Adjusted EBITDA to be between $12.9 million and $13.4 million compared to second quarter 2006 Adjusted EBITDA of $15.8 million; and

•	Net income per diluted share to be approximately $0.04.

Second quarter 2007 outlook reflects the following:

•	Same station net broadcasting revenue to be between $51.9 million to $52.4 million compared to $52.0 million in second quarter 2006;

•	Non-broadcast revenue increasing to approximately $6.1 million from $4.7 million in second quarter 2006;

•	Same station SOI declining to between $18.0 million and $18.5 million from $20.0 million in second quarter 2006;

•	Non-cash compensation expense of $0.8 million compared to second quarter 2006 non-cash compensation expense of $1.3 million;

•
Increased marketing and programming costs of $0.9 million primarily on News Talk stations in Chicago, Denver, Los Angeles, Louisville and Phoenix, and on Contemporary Christian Music stations in Atlanta and Dallas;

•	Continued growth from our core block programming business and our underdeveloped radio stations, particularly our News Talk stations;

•	Ongoing softness in the radio advertising market; and

•	The impact of recent acquisition and divestiture transactions.

Conference Call Information

Salem will host a teleconference to discuss its results today, on May 9, 2007 at 5:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-8511 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc. A replay of the teleconference will be available through May 23, 2007 and can be heard by dialing 973-341-3080, pass code 8745306 or on the investor relations portion of the company’s website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 97 radio stations, including 61 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:	Investor / Analyst Contact:
Denise Davis	Eric Jones
Director of Communications	Investor Relations
Salem Communications	Salem Communications
(805) 987-0400 ext. 1081	(805) 987-0400 ext. 1048
denised@salem.cc	ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs, gain or loss on the disposal of assets and non-cash compensation expense. In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)

Net broadcasting revenue	$ 48,774	$ 50,440
Non-broadcast revenue	3,252	5,654
Total revenue	52,026	56,094
Operating expenses:
Broadcasting operating expenses	31,694	32,483
Non-broadcast operating expenses	3,432	5,271
Corporate expenses	6,440	5,814
Depreciation and amortization	3,295	3,901
Gain on disposal of assets	(3,529)	(3,269)
Total operating expenses	41,332	44,200
Operating income	10,694	11,894
Other income (expense):
Interest income	46	60
Interest expense	(6,588)	(6,454)
Other expense, net	(172)	(35)
Income from continuing operations before income taxes	3,980	5,465
Provision for income taxes	1,594	2,500
Income from continuing operations	2,386	2,965
Discontinued operations, net of tax	329	-
Net income	$ 2,715	$ 2,965
Other comprehensive income (loss), net of tax	1,036	(288)
Comprehensive income	$ 3,751	$ 2,677

Basic income per share before discontinued operations	$ 0.10	$ 0.12
Discontinued operations, net of tax	$ 0.01	$ -
Basic income per share after discontinued operations	$ 0.11	$ 0.12

Diluted income per share before discontinued operations	$ 0.10	$ 0.12
Discontinued operations, net of tax	$ 0.01	$ -
Diluted income per share after discontinued operations	$ 0.11	$ 0.12

Basic weighted average shares outstanding	24,686,517	23,848,603
Diluted weighted average shares outstanding	24,696,334	23,853,068

Other Data:
Station operating income	$ 17,080	$ 17,957
Station operating margin	35.0%	35.6%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2006	2007
		(unaudited)
Assets
Cash	$ 710	$ 598
Accounts receivable, net	31,984	30,214
Deferred income taxes	5,020	4,943
Other current assets	2,881	2,943
Property, plant and equipment, net	128,713	129,620
Intangible assets, net	508,410	504,947
Bond issue costs	593	556
Bank loan fees	2,996	2,741
Fair value of interest rate swaps	1,290	913
Other assets	3,667	3,770
Total assets	$ 686,264	$ 681,245

Liabilities and Stockholders' Equity
Current liabilities	$ 27,295	$ 28,923
Long-term debt and capital lease obligations	358,978	346,821
Deferred income taxes	53,935	58,114
Other liabilities	8,340	8,269
Stockholders' equity	237,716	239,118
Total liabilities and stockholders' equity	$ 686,264	$ 681,245

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 3,273	$ 2,534
Maintenance	1,757	2,650

Total capital expenditures	$ 5,030	$ 5,184

Tax information
Cash tax expense	$ -	$ 168
Deferred tax expense	1,594	2,332

Provision for income taxes	$ 1,594	$ 2,500

Tax benefit of non-book amortization	$ 3,577	$ 4,176

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 47,689	$ 49,399
Net broadcasting revenue - acquisitions	172	477
Net broadcasting revenue - dispositions	587	-
Net broadcasting revenue - format changes	326	564

Total net broadcasting revenue	$ 48,774	$ 50,440

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 30,274	$ 31,471
Broadcasting operating expenses - acquisitions	176	429
Broadcasting operating expenses - dispositions	667	42
Broadcasting operating expenses - format changes	577	541

Total broadcasting operating expenses	$ 31,694	$ 32,483

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17,415	$ 17,928
Station operating income - acquisitions	(4)	48
Station operating income - dispositions	(80)	(42)
Station operating income - format changes	(251)	23

Total station operating income	$ 17,080	$ 17,957

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2006	2007
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 17,080	$ 17,957
Non-broadcast operating income	(180)	383
Less:
Corporate expenses	(6,440)	(5,814)
Depreciation and amortization	(3,295)	(3,901)
Gain on disposal of assets	3,529	3,269

Operating income	$ 10,694	$ 11,894

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 11,597	$ 13,245
Less:
Stock-based compensation	(1,309)	(754)
Discontinued operations, net of tax	329	-
Gain on disposal of assets	3,529	3,269

EBITDA	14,146	15,760
Plus:
Interest income	46	60
Less:
Depreciation and amortization	(3,295)	(3,901)
Interest expense	(6,588)	(6,454)
Provision for income taxes	(1,594)	(2,500)

Net income	$ 2,715	$ 2,965

		Applicable
	Outstanding	Interest
	at 3/31/2007	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt (1)	73,125	7.13%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	74,175	7.13%
Senior bank revolving debt (at variable rates) (1)	8,500	7.13%
Swingline credit facility (3)	-	8.25%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of March 31, 2007, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate.

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	June 30, 2007		Ended
	Low	High	June 30, 2006
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 17.9	$ 18.4
Plus:
Non-broadcast revenue	6.0	6.0
Less:
Non-broadcast operating expenses	(5.7)	(5.7)
Corporate expenses	(5.6)	(5.6)
Stock-based compensation (corporate expense portion)	(0.6)	(0.6)
Depreciation and amortization	(3.8)	(3.8)

Operating income	$ 8.2	$ 8.7

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 51.9	$ 52.4	$ 52.0
Net broadcasting revenue - acquisitions / dispositions / format changes	0.8	0.8	1.4

Total net broadcasting revenue	$ 52.7	$ 53.2	$ 53.4

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 18.0	$ 18.5	$ 20.0
Station operating income - acquisitions / dispositions / format changes	(0.1)	(0.1)	(0.1)

Total station operating income	$ 17.9	$ 18.4	$ 19.9